d
                                                                       EXHIBIT 3

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated May 25, 1998, among Hearst-Argyle Television, Inc., a Delaware corporation ("Acquiror"), and each of Emily Rauh Pulitzer, David E. Moore and Michael E. Pulitzer (each, a "Stockholder" and, collectively, the "Stockholders").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, Acquiror and Pulitzer Publishing Company, a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated
May 25, 1998 (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Company will be merged with and into Acquiror (the "Merger");

     WHEREAS, as a condition to the consummation of the Merger, the Stockholders have required that Acquiror, and Acquiror has agreed to, enter into this Agreement; and

     WHEREAS, it is intended by Acquiror and the Stockholders that this Agreement shall become effective immediately upon the issuance of Acquiror Common Stock pursuant to Article 1 of the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Definitions.   Capitalized terms used and not defined herein have the
respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          (a) "Stockholder Affiliates" means, with respect to each Stockholder, any parent, sibling, spouse, child, grandchild or other relative of the Stockholder, or any custodian or trustee for the benefit of any of the foregoing, or any partnership, corporation of other entity for which he or she acts as a trustee or which is owned by the Stockholder or any of the foregoing.

          (b)  "Demand Registrations" has the meaning ascribed to it in
Section 2(a) of this Agreement.

                  (c) "Piggyback Registration" has the meaning ascribed to it in Section 3(a) of this Agreement.

                  (d) "Registrable Shares" means, at any particular time at which notice has been given pursuant to Section 2 or 3 hereunder, any of the following which are held by the Stockholders or Stockholder Affiliates: (i) shares of Acquiror Common Stock issued pursuant to the Merger; (ii) shares of Acquiror Common Stock issued in lieu of cash dividends on other Registrable Shares pursuant to a dividend reinvestment plan adopted by Acquiror; (iii) shares of Acquiror Common Stock then outstanding which were issued as, or upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Registrable Shares; (iv) shares of Common Stock then issuable upon conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of other Registrable Shares; and (v) any equity securities of Acquiror issued or issuable with respect to the securities referred to in clauses (i) through (iv) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, the Stockholders and Stockholder Affiliates will be deemed to be holders of Registrable Shares whenever they have unqualified right to acquire such Registrable Shares (by conversion or otherwise, but disregarding any legal restrictions upon the exercise of such right), whether or not such acquisition has actually been effected.

                  (e) "Registration Expenses" has the meaning ascribed to it in Section 5 of this Agreement.

                  2.       Demand Registrations.

                  (a) Requests for Registration. From and after the first anniversary of the date hereof, each Stockholder may make a written request, from time to time, on his or her own behalf or on behalf of any Stockholder Affiliates, for registration under the Securities Act of all or part of the Registrable Shares held by the Stockholder or any Stockholder Affiliates. Each such request will specify the number of Registrable Shares to be registered and the intended method of distribution thereof. All registrations requested pursuant to this Section 2(a) are referred to herein as "Demand Registrations." Demand Registrations shall be on any form for which Acquiror then qualifies and which counsel for Acquiror shall deem appropriate and available for the sale of the Registrable Shares to be registered thereunder in accordance with the intended method of distribution thereof; provided that Acquiror will include in any short-form registration such additional customary information as the Stockholders may reasonably request after consultation with the managing underwriter, in the case of any underwritten public offering, or with the investment banker, in the case of any non- underwritten offering, in order to facilitate the sale of such securities; and provided further, that Acquiror shall not be required to file any such registration as a shelf registration under Rule 415 of the Securities Act. Subject to the terms and conditions of this Agreement, Acquiror may include the sale of its securities in any Demand Registration.



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                  (b)      Registrations.

                           (i) Prior to the seventh anniversary of the date hereof, a maximum of two Demand Registrations may be requested by each Stockholder. On or after the seventh anniversary of the date hereof, only one Demand Registration may be requested by each Stockholder; provided that such Stockholder shall not have previously requested two Demand Registrations which were effected, or deemed to have been effected, pursuant to this Agreement, in which event such Stockholder may not request any further Demand Registrations. A registration will not count as one of the Demand Registrations requested by the Stockholder until it has become effective and unless either (i) the requesting Stockholder and Stockholder Affiliates have registered and sold at least 90% of the Registrable Shares they requested be included in such registration or (ii) the registration has remained effective and current for at least 90 days. Acquiror will pay all Registration Expenses in connection with any registration initiated as a Demand Registration requested hereunder. Should a Demand Registration not become effective due to the failure of the Stockholders to perform their obligations under this Agreement or the inability of the Stockholders to reach agreement with the underwriters on price or other customary terms for such transaction (provided that if the registration does not become effective because of such inability then, on one occasion, at the election of the requesting Stockholder, it shall not count as a Demand Registration if the requesting Stockholder pays Acquiror for all of the Registration Expenses in respect thereof), or in the event the requesting Stockholder withdraws or does not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time Acquiror is in compliance in all material respects with its obligations under this Agreement), then such Demand Registration shall be deemed to have been effected.

                           (ii) Each Demand Registration effected prior to the third anniversary of the date hereof must be in respect of Registrable Shares with a fair market value in excess of $50,000,000; each Demand Registration effected on or after the third anniversary of the date hereof and prior to the fifth anniversary of the date hereof must be in respect of Registrable Shares with a fair market value in excess of $75,000,000; each Demand Registration effected on or after the fifth anniversary of the date hereof must be in respect of Registrable Shares with a fair market value in excess of $100,000,000; in each case, such value shall include Registrable Shares included pursuant to Section 3 hereof.

                  (c) Priority on Demand Registrations. If a Demand Registration is an underwritten public offering and the managing underwriters advise Acquiror in writing that in their opinion the number of Registrable Shares and other securities requested to be included in such offering would materially and adversely affect the success of the offering, Acquiror will include in such registration, prior to the inclusion of any securities which are not owned by the Stockholders or Stockholder Affiliates, the number of Registrable Shares requested to be included which in the opinion of such underwriters can be sold without materially and adversely affecting the success of the offering.




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Whenever a registration requested pursuant to this Section is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

                  (d) Restrictions on Registrations. Acquiror will not be obligated to effect any Demand Registration within twelve months after the effective date of a previous Demand Registration. Acquiror may postpone for up to 120 days the filing or effectiveness of a registration statement for a Demand Registration if Acquiror reasonably believes that it would be detrimental or otherwise disadvantageous to Acquiror or its shareholders for such a registration statement to be filed as expeditiously as possible; provided, however, Acquiror cannot exercise its right to postpone the filing or effectiveness of a registration statement for a Demand Registration more than once during any twelve-month period.

                  (e) Selection of Underwriters. The requesting Stockholder shall have the right to select the investment banker(s) and manager(s) to administer any public offering of equity securities of Acquiror pursuant to a Demand Registration, subject to Acquiror's approval, which approval shall not be unreasonably withheld.

                  3.       Piggyback Registrations.

                  (a)      Right to Piggyback. Subject to the provisions of this
Section 3, whenever Acquiror proposes to register any Acquiror Common Stock under the Securities Act for its own account (other than a registration on Form S-4 or S-8 or any substitute or successor form that may be adopted by the SEC) or for the account of any of the holders of Acquiror Common Stock, Acquiror will give written notice to the Stockholders of its intention to effect such a registration and will include in such registration, on the same terms and conditions as apply to Acquiror's or such holder's Acquiror Common Stock, all Registrable Shares that the Stockholders request be included within 15 days after the receipt of Acquiror's notice (a "Piggyback Registration"). Prior to the seventh anniversary of the date hereof, Acquiror is required to include Registrable Shares requested by the Stockholders in an unlimited number of Piggyback Registrations. On or after the seventh anniversary of the date hereof, Acquiror is only required to include Registrable Shares pursuant to this Section 3 in any Demand Registration requested by any other Stockholder. If Acquiror shall determine in its sole discretion not to register or to delay the registration of such Common Stock, Acquiror may, at its election, provide written notice of such determination to the Stockholders and (i) in the case of a determination not to effect a registration, shall thereupon be relieved of the obligation to register such Registrable Shares, and (ii) in the case of a determination to delay a registration, shall thereupon be permitted to delay registering any Registrable Shares for the same period as the delay in respect of the securities of Acquiror being registered for Acquiror's own account.

                  (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering on behalf of Acquiror, and the managing underwriters for the offering advise Acquiror in writing that in their opinion the number of securities requested to be included in



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such registration would materially and adversely affect the success of the offering, Acquiror will include in such registration (i) first, the securities Acquiror proposes to sell and (ii) second, on a pro rata basis, Registrable Shares and all other securities.

                  (c)      Priority on Secondary Registrations.

                           (i)     If a Piggyback Registration is an
         underwritten secondary offering on behalf of holders of Acquiror's securities other than holders of Registrable Shares, and the managing underwriters advise Acquiror in writing that in their opinion the number of securities requested to be included in such registration would materially and adversely affect the success of the offering, Acquiror will include in such registration (1) first, the securities included therein held by the holders other than the Stockholders and
         (2) second, on a pro rata basis, Registrable Shares and all other securities.

                           (ii)    If a Piggyback Registration is an
         underwritten secondary offering on behalf of a requesting Stockholder pursuant to such Stockholder's Demand Registration, and the managing underwriters advise Acquiror in writing that in their opinion the number of securities requested to be included in such registration would materially and adversely affect the success of the offering, Acquiror will include in such registration (1) first, Registrable Shares held by the requesting Stockholder, (2) second, other Registrable Shares and (3) third, other securities.

                  (d) Selection of Underwriters. If a Piggyback Registration is an underwritten primary registration on behalf of Acquiror, and the Stockholders elect to register and sell Registrable Shares in such registration, Acquiror will have the right to select the investment banker(s) and manager(s) to administer the offering.

                  4.       Holdback Agreements.

                  (a) Each Stockholder agrees that, at the request of the underwriters managing a registered public offering, such Stockholder shall not and such Stockholder shall use best efforts to cause the Stockholder Affiliates to agree to not offer, sell, contract to sell or otherwise dispose of any Acquiror Common Stock, or any securities convertible into or exchangeable or exercisable for Acquiror Common Stock, during the 15-day period prior to, and the 90-day period beginning on, the effective date of the underwritten registration (except as part of such underwritten registration). In order to ensure compliance with the provisions of this Section 4(a), Acquiror hereby agrees to notify each Stockholder as to the status and proposed effective date of any registration statement of Acquiror which is filed with the SEC.

                  (b) Acquiror hereby agrees not to effect, except pursuant to employee benefit plans and registrations on Form S-4, any public sale or distribution of any securities of the same class as (or otherwise similar to) the Registrable Shares, or any securities which, with notice, lapse of time




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and/or payment of monies, are exchangeable or exercisable for or convertible into any such securities, during the 15-day period prior to, and during the 90-day period commencing on, the effective date of a registration statement filed with the SEC in connection with an underwritten offering effected pursuant to Section 2 of this Agreement (except as part of such underwritten offering). Acquiror agrees to use its reasonable efforts to cause each holder of five percent or more of the outstanding shares of any equity security (or any security convertible into or exchangeable or exercisable for any equity security) of Acquiror purchased from Acquiror at any time other than in a public offering to enter into a similar agreement with the Company.

                  5. Registration Procedures. Whenever any Stockholders have requested that any Registrable Shares be registered pursuant to this Agreement, Acquiror will use its reasonable best efforts to effect the registration of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto Acquiror will as expeditiously as possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and cause such registration statement to become and remain effective for such period, not to exceed 90 days, as may be reasonably necessary to effect the sale of such Registrable Shares and to include in any such registration statement all information which, in the opinion of counsel to the Stockholders and counsel to Acquiror, is reasonably required to be included therein under the Securities Act or which the managing underwriter, in the case of an underwritten public offering, or the investment banker, in the case of a non-underwritten offering, reasonably requests be included therein to facilitate the sale of such securities and which, in the opinion of counsel to Acquiror and counsel to the Stockholders, is customary and may appropriately be included therein under the Securities Act; provided, however, if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of Acquiror's fiscal year, and (ii) the Securities Act requires Acquiror to include audited financials as of the end of such fiscal year or the Securities Act permits the use of, and the Stockholders have requested that such registration statement include, audited financials as of the end of such fiscal year, Acquiror may delay the filing of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days and comply with the provisions of the Securities Act applicable to Acquiror with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition set forth in such registration statement;

                  (c) Furnish to the Stockholders and the underwriters such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) as they may reasonably request in order to facilitate the disposition of the Registrable Shares;




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                  (d)      Use reasonable best efforts to register or qualify
such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Stockholders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholders and Stockholder Affiliates to consummate the disposition in such jurisdictions of the Registrable Shares (provided, however, that Acquiror will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d),
(ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                  (e) Otherwise use its best efforts in connection with each registered offering of Registrable Shares hereunder to comply with all applicable rules and regulations of the SEC, as the same may hereafter be amended, including Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (f) Use its best efforts to cause all such Registrable Shares to be listed on each securities exchange or market trading system on which similar securities issued by Acquiror are then listed;

                  (g) Enter into such customary agreements (including underwriting agreements that contain such representations and warranties by Acquiror and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 7, provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and holdback arrangements) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Shares;

                  (h) Subject to confidentiality restrictions reasonably required by Acquiror, and subject to the reasonableness of the request therefor, make available at reasonable times for inspection by the Stockholders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Stockholders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Acquiror, and cause Acquiror's officers, directors, employees and independent accountants to supply all information reasonably requested by the Stockholders or any such underwriter, attorney accountant or agent in connection with such registration statement; and to the extent reasonably required, cause Acquiror's officers, directors and employees to discuss pertinent aspects of Acquiror's business with the Stockholders and any such underwriter, accountant, agent, representative or advisor in connection with such registration statement;

                  (i) Notify the Stockholders promptly after it shall receive notice of the time when such registration statement or amendment thereto has become effective or a prospectus or supplement to any prospectus forming a part of such registration statement has been filed;




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                  (j)      Notify the Stockholders of any request by the SEC for
the amending or supplementing of such registration statement or prospectus or for supplemental information;

                  (k) Prepare and file with the SEC, promptly upon the request of the Stockholders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel selected by the Stockholders and counsel to Acquiror, is reasonably required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Registrable Shares by the Stockholders;

                  (l) Notify the Stockholders of the occurrence of any event during any time when a prospectus relating to such securities is required to be delivered under the Securities Act, as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and in such event, prepare and promptly file with the SEC and promptly notify the Stockholders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any such statements or omissions. The Stockholders agree that, upon receipt of any notice from Acquiror of the occurrence of any event of the kind described in the preceding sentence, the Stockholders will and will cause the Stockholder Affiliates to forthwith discontinue the offer and sale of Registrable Shares pursuant to the registration statement covering such Registrable Shares until receipt by the Stockholders and the Stockholder Affiliates and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by Acquiror, the Stockholders and the Stockholder Affiliates will deliver to Acquiror all copies, other than permanent file copies then in the Stockholders' and the Stockholder Affiliates' possession, of the most recent prospectus covering such Registrable Shares at the time of receipt of such notice. In the event Acquiror shall give such notice, Acquiror shall extend the 90-day period during which such registration statement shall be maintained effective as provided in Section 5(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when Acquiror shall make available to the Stockholders such supplemented or amended prospectus;

                  (m) Advise the Stockholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC or any state authority or agency suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain their withdrawal if such stop order should be issued;

                  (n) At the request of any underwriter in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters, covering such customary matters as such underwriters may reasonably request; and (ii) a comfort letter or letters from the independent certified public accountants of Acquiror addressed to the underwriters, covering such customary matters as such underwriters and




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sellers may reasonably request, in which letters such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of Acquiror included in the registration statement, the prospectus, or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the SEC;

                  (o) Permit the Stockholders, to the extent the Stockholders, in the judgment of their counsel, might be deemed to be a "control person" of Acquiror (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to participate in the preparation of such registration statement and include therein material, furnished to Acquiror in writing which, in the reasonable judgment of the Stockholders and their counsel and counsel to Acquiror, is required to be included therein;

                  (p) If any registration statement refers to any Stockholder or Stockholder Affiliate by name or otherwise as the holder of any securities of Acquiror, and if such Stockholder reasonably believes he or she is or may be deemed to be a control person in relation to Acquiror, then the Stockholder shall have the right to require (i) insertion in such registration statement of language, in form and substance reasonably satisfactory to the Stockholder, to the effect that the ownership by the Stockholder of such securities is not to be construed as and is not intended to be a recommendation by the Stockholder of the investment quality of, or the relative merits and risks attendant to the purchase of, Acquiror's securities covered thereby, and that such ownership does not imply that the Stockholder will assist in meeting any future financial or operating requirements of Acquiror, or (ii) in the case where the reference to the Stockholder or Stockholder Affiliate by name or otherwise is not required by the Securities Act or any similar federal or state statute then in effect, the deletion of the reference to the Stockholder or Stockholder Affiliate; and

                  (q) Cooperate in the marketing efforts of the underwriters and the Stockholders, including, without limitation, by making available, as reasonably requested by the underwriters and the Stockholders, the senior executive officers of Acquiror for attendance at, and active participation with the underwriters in, informational or so-called "road show" meetings with prospective purchasers of the Registrable Shares being offered, including meeting with groups of such purchasers or with individual purchasers, providing information and answering questions about Acquiror at such meetings, and traveling to locations in the United States and abroad as reasonably selected by the underwriters.

                  6. Registration Expenses. All expenses of Acquiror incident to Acquiror's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or Nasdaq, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel) printing expenses, messenger and delivery expenses, and fees and




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
disbursements of counsel for Acquiror and its independent certified public accountants (and the expenses of any special audits or reviews performed by such accountants required by or incidental to such performance and compliance), underwriters (excluding discounts and commissions attributable to the securities included in such registration) and other Persons retained by Acquiror (all such expenses being herein called "Registration Expenses"), will be borne by Acquiror. In addition, Acquiror will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, and the expense of any liability insurance obtained by Acquiror. Registration Expenses shall expressly exclude fees and disbursements of counsel to the Stockholders.

                  7.       Indemnification and Contribution.

                  (a) Acquiror agrees to indemnify the Stockholders, their officers and trustees against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 7(c)) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus relating to the Registrable Shares or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in or based upon any information furnished in writing to Acquiror by the Stockholders or any underwriter expressly for use therein or by the Stockholders' or underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Acquiror has furnished the Stockholders or underwriter with a sufficient number of copies of the same. In connection with an underwritten offering, Acquiror will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholders. In connection with an underwritten offering, the underwriters shall be required to agree to indemnify the Stockholders, their officers and trustees, and Acquiror, its officers and directors and each Person who controls Acquiror (within the meaning of the Securities Act) to the same extent as Acquiror agrees to indemnify such underwriters in this Section 7(a), but only as to statements contained in or omitted from any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto in reliance upon written information furnished to Acquiror by such underwriters for use in the preparation thereof. The reimbursements required by this Section 7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (b) In connection with any registration statement in which the Stockholders are participating, it will furnish to Acquiror in writing such information, questionnaires and affidavits as Acquiror reasonably requests for use in connection with any such registration statement or prospectus and will indemnify Acquiror, its directors and officers and each Person who controls Acquiror (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, attorneys' fees except




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
as limited by Section 7(c)) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus relating to the Registrable Shares or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Stockholders. The Stockholders also agree to indemnify and hold harmless any underwriters of the Registrable Shares, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Acquiror provided in this Section 7(b).

                  (c)      Any Person entitled to indemnification hereunder will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. Acquiror also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Acquiror's indemnification is unavailable for any reason.

                  (e) If the indemnification from the indemnifying party as provided in this Section 7 is unavailable or is otherwise insufficient to hold harmless any Person entitled to indemnification in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall, to the fullest extent permitted by law, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the Person entitled to indemnification in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made, or relates to information supplied by such indemnifying party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or preceding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  8. Compliance with Rule 144. At the request of the Stockholders, Acquiror will (i) forthwith furnish a written statement of its compliance with the filing requirements of the SEC as set forth in Rule 144 or any similar rules or regulations hereafter adopted by the SEC as such may be amended from time to time, (ii) make available to the public and the Stockholders such information and (iii) take such further actions as the Stockholders shall reasonably request as will enable the Stockholders to be permitted to make sales pursuant to Rule 144 or such similar rules and regulations. All sales of Registrable Shares by the Stockholders must be effected in compliance with applicable law.

                  9. Participation in Underwritten Registrations. The Stockholders and Stockholder Affiliates may not participate in any registration hereunder which is underwritten unless they (a) agree to sell Registrable Shares on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (b) complete and execute all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, and (c) furnish in writing to Acquiror such information regarding the Stockholders and Stockholder Affiliates, the plan of distribution of the Registrable Shares and other information as Acquiror may from time to time reasonably request or as may be legally required in connection with such registration.

                  10.      Miscellaneous.

                  (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) Successors and Assigns. This Agreement shall bind and inure to the benefit of Acquiror and each Stockholder and each other Person who shall become a registered holder of Registrable Shares and their respective successors, heirs, personal representatives and permitted assigns.

                  (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated with respect to any one or more

Stockholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto.

                  (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to Stockholders:       c/o Pulitzer Publishing Company
                                            900 North Tucker Boulevard
                                            St. Louis, Missouri  63101

                  If to Acquiror:           Hearst-Argyle Television, Inc.
                                            959 Eighth Avenue
                                            New York, New York  10106
                                            (212) 489-2314 (telecopier)
                                            Attention:  Dean H. Blythe

                  Copy to:                  Rogers & Wells LLP
                                            200 Park Avenue
                                            New York, New York 10166
                                            (212) 878-8375 (telecopier)
                                            Attention: Steven A. Hobbs, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (e) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (f) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  (j) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said courts or in the states of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

                  (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

October 23 , 1998
Page 2



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                                      -15-

                  IN WITNESS WHEREOF, Acquiror and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                      HEARST-ARGYLE TELEVISION, INC.


                                      By:    /s/ Dean H. Blythe
                                      -----------------------------------
                                      Name:  Dean H. Blythe
                                      Title: Secretary


                                      /s/ Emily Rauh Pulitzer
                                      -----------------------------------
                                      Emily Rauh Pulitzer



                                      /s/ David E. Moore
                                      -----------------------------------
                                      David E. Moore


                                      /s/ Michael E. Pulitzer
                                      -----------------------------------
                                      Michael E. Pulitzer



                                      -16-